October 11, 2018

YayYo, Inc.

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

Ladies and Gentlemen:

We have acted as counsel to YayYo , Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (File No. 333-224549), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 30, 2018 and amended on June 7, 2018, July 10, 2018, July 18, 2018, August 16, 2018, and on the date hereof (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration of (i) 625,000 shares of the Company’s common stock, par value $ 0.000001 per share (the “Common Stock”), (ii) warrants to be issued by the Company to the underwriters of the Company named in the Registration Statement to purchase 43,750 shares of Common Stock (the “Underwriters’ Warrants”) upon the closing of the public offering pursuant to which the Registration Statement relates; (iii) shares of Common Stock underlying the Underwriters’ Warrants (the “Underwriters’ Warrant Shares” and together with the Shares and Underwriters’ Warrant, the “Primary Securities”); and (iii) up to 1,500,000 shares of Common Stock (the “Warrant Shares”) upon the exercise of a warrant (the “Warrant”) held by certain selling stockholders listed in the second appearing prospectus included in the Registration Statement (all such selling stockholders, collectively, the “Selling Stockholders”), (the Warrant Shares together with the Primary Securities, the “Securities”). The Primary Securities are to be sold by the Company pursuant to a definitive underwriting agreement approved by the Company’s Board of Directors, or a committee thereof, by and between the Company and The Benchmark Company (the “Underwriting Agreement”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the form of Underwriting Agreement; (iii) the Company’s current Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and Amended and Restated Bylaws, each of which has been filed with the Commission as an exhibit to the Registration Statement; (iv) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith; and (v) the Company’s stock and warrant ledgers. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter and that all signatures on each such document are genuine.

In rendering our opinion below, we have also assumed that: (i) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Underwriters’ Warrant Share or Warrant Share; (ii) each of the Underwriters’ Warrants, Underwriting Agreement, as executed, constitutes a valid and binding agreement of each of the parties thereto (other than the Company), enforceable against the parties thereto in accordance with its terms; (iii) the Board of Directors of the Company will adopt a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”), prior to their issuance; (iv) the issuance of each Share, Underwriters’ Warrant Share and Warrant Share will be duly noted in the Company’s stock ledger upon its issuance; (v) the Company will receive consideration for the Primary Securities offered and sold pursuant to the Underwriting Agreement (whether upon exercise of an or otherwise) at least equal to the par value of such share of Common Stock and in the amount required by the Underwriting Agreement; and (vi) the resolutions of the Board of Directors of the Company relating to the Underwriting Agreement, the Registration Statement and the authorization for issuance and sale of the Primary Securities, and matters in connection therewith, have not been revoked, rescinded or amended as of the date hereof and are in full force and effect . We have not verified any of those assumptions.

Our opinion set forth below in the first sentence of numbered paragraph 1, the first sentence of numbered paragraph 4 and numbered paragraphs 2, 3, 4 and 5 are limited to the DGCL. Our opinion set forth below in the second sentence of numbered paragraph 1 and the second sentence of numbered paragraph 3 are limited to the laws of the State of New York.

Based upon and subject to the foregoing, provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the prospectus included in the Registration Statement that is declared effective by the Commission (the “Prospectus”), required by applicable law have been delivered and filed as required by such laws, it is our opinion that:

1. The Common Stock been duly authorized for issuance by the Company. The Common Stock, when issued, delivered and paid for as described in the Prospectus and the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, to deliver the Common Stock upon the terms and conditions of the Underwriting Agreement.

2. The Common Stock duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3. The Underwriters’ Warrants have been duly authorized for issuance by the Company. Provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Underwriters’ Warrants, when issued and paid for as described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

4. The Underwriters’ Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriters’ Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

5. The Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i) The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) All Securities offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus and (b) with respect to the Primary Securities, only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement and, if applicable, the Primary Securities themselves, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto; and

(iii) To the extent that the obligations of the Company under any warrant agreement, or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (a) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (b) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (c) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (d) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Carmel, Milazzo & DiChiara LLP
Carmel, Milazzo & DiChiara LLP